AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 2003
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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          Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     |X|  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-12

                             HERCULES INCORPORATED
                (Name of Registrant as Specified in Its Charter)

             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
                       17 State Street, New York, NY 10004

                                                                   July 22, 2003

Fellow Hercules Shareholder:

         We understand from discussions with Hercules shareholders in recent days that Joyce is now claiming, which is nothing new, that he intends to sell the Company presumably at the time of the turn in the pulp and paper cycle. Parenthetically, the sale of the Company was the platform upon which Joyce's predecessor ran on in the 2001 proxy contest, and he was never able to even come close to selling the Company. With respect to Joyce, after 26 months of attempting to sell the Company, the best he could do was to initiate an LBO offer for $9 per share.

         While we would like to realize shareholder values for Hercules shareholders - we have had a sizeable investment in the Company, as you know, for more than three years - and WE ARE IN FAVOR OF A SALE OF THE COMPANY AT THE RIGHT TIME AND AT THE RIGHT PRICE, THE REAL ISSUE AT THIS POINT IN TIME IS THAT HERCULES CAN SIMPLY NOT AFFORD A CARETAKER CEO ANY LONGER. NOR CAN THE COMPANY WITHSTAND THE CONTINUED ADVERSE EFFECT ON OUR EMPLOYEES AND FRANCHISE VALUE OF OUR BUSINESSES AS A RESULT OF JOYCE'S "FOR SALE AT ANY PRICE" STRATEGY.

         You should be aware that Joyce's golden parachutes are triggered upon a sale of the Company AT ANY PRICE, and these golden parachutes constitute the lion's share of his expected compensation over the next year or two. We on the other hand have an enormous investment in Hercules and are willing to make an additional investment of more than $100 million, should the Committee's nominees be elected, because of our vision of what the Company could be worth under new leadership.

         Hercules has been a rudderless ship for more than two and one-half years now, and it is our conviction that if this situation continues much longer, when the time comes to sell, whatever is left to be realized will be substantially diminished.

         IF YOU AGREE WITH US THAT OUR INVESTMENTS IN HERCULES ARE IN JEOPARDY SHOULD JOYCE REMAIN IN OFFICE, PLEASE SIGN, DATE, AND RETURN THE COMMITTEE'S NOMINEES WHITE PROXY CARD - TODAY!

                                   Sincerely,

             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT

/s/ Samuel J. Heyman    /s/ Harry Fields     /s/ Anthony T. Kronman    /s/ Sunil Kumar
--------------------    ----------------     ----------------------    --------------------
Samuel J. Heyman        Harry Fields         Anthony T. Kronman        Sunil Kumar


/s/ Gloria Schaffer     /s/ Vincent Tese     /s/ Raymond S. Troubh     /s/ Gerald Tsai, Jr.
--------------------    ----------------     ----------------------    --------------------
Gloria Schaffer         Vincent Tese         Raymond S. Troubh         Gerald Tsai, Jr.